Universal Technical Institute Outlines Approach to COVID-19 Updates

SCOTTSDALE, ARIZ. - March 17, 2020 - Universal Technical Institute, Inc. (NYSE: UTI), the leading provider of transportation technician training, provided an update on its COVID-19 related Information.

At UTI, we are proactively addressing the evolving COVID-19 situation with the well-being of our staff, students and our campus communities being our top priority. We continue to follow health protocols prescribed by the Centers for Disease Control (CDC) and to communicate CDC recommendations to prevent transmission of infectious illnesses.

UTI teams are working in real time with local and state health agencies and have implemented their plans to manage the situation. We will continue to make decisions about UTI offices, campuses and events as necessary to support the health and wellbeing of our staff as well as campus and local communities. We will be using the company’s website www.uti.edu, and in particular www.uti.edu/covid-19, and also UTI’s investor relations website https://investor.uti.edu/ to provide updates as circumstances warrant.

Social media disclosure
Universal Technical Institute (UTI) uses its website (https://www.uti.edu/) and LinkedIn page (https://www.linkedin.com/school/universal-technical-institute/) as channels of distribution of information about its programs, its planned financial and other announcements, its attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and UTI may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor the company’s website and its social media accounts in addition to following the company’s press releases, SEC filings, public conference calls, and webcasts.

Safe Harbor Statement
All statements contained herein, other than statements of historical fact, are "forward-looking" statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Such forward-looking statements include the following: the company’s belief that it is taking steps to drive its next phase of growth; the company’s focus on offering curriculum to provide its students training for job skills that are in high demand; the company’s goal to efficiently utilize space in its legacy campuses; the company’s accelerated expansion of welding and plans to move from three to at least six programs by fiscal 2021; the company’s commitment to delivering the next phase of profitable growth and generating positive returns for all its stakeholders; the company’s expectation for year-over-year annual growth; the company’s expectation for normal seasonality; the company’s focus on continuing to fuel long-term growth and investing in opening at least two more welding programs that will drive incremental growth over the next two fiscal years; and the company’s expectations for new student start growth (excluding Norwood, MA), average student population growth, revenue, operating expenses, operating income (loss), adjusted operating income (loss), net income, adjusted EBITDA, operating cash flow, adjusted free cash flow, and capital expenditures for fiscal 2020. Such statements are based upon management's current expectations and are subject to a number of uncertainties that could cause actual performance and results to differ materially from the results discussed in the forward-looking statements. Factors that could affect the company's actual results include, among other things, the COVID-19 pandemic and its impact on our business and the US and global economies, changes to federal and state educational funding, changes to regulations or agency interpretation of such regulations affecting the for-profit education industry, possible failure or inability to obtain regulatory consents and certifications for new or expanding campuses, potential increased competition, changes in demand for the programs offered by UTI, increased investment in management and capital resources, the effectiveness of the recruiting, advertising and promotional efforts, changes to interest rates and unemployment, general economic conditions of the company, the adoption of new accounting standards including the new lease accounting guidance, and other risks that are described from time to time in the company's public filings. Further information on these and other potential factors that could affect the financial results or condition may be found in the company's filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date of this press release. Except as required by law, the company expressly disclaims any obligation to publicly update any forward-looking statements whether as a result of new information, future events, changes in expectations, any changes in events, conditions or circumstances, or otherwise.

About Universal Technical Institute, Inc.
With more than 220,000 graduates in its 54-year history, Universal Technical Institute, Inc. (NYSE: UTI) is the nation's leading provider of technical training for automotive, diesel, collision repair, motorcycle and marine technicians, and offers welding technology and computer numerical control (CNC) machining programs. The company has built partnerships with industry leaders, outfits its state-of-the-industry facilities with current technology, and delivers training that is aligned with employer needs. Through its network of 13 campuses nationwide, UTI offers post-secondary programs under the banner of several well-known brands, including Universal Technical Institute (UTI), Motorcycle Mechanics Institute and Marine Mechanics Institute (MMI) and NASCAR Technical Institute (NASCAR Tech). The company is headquartered in Scottsdale, Arizona. For more information, visit uti.edu.

Company Contact:
Troy R. Anderson
Chief Financial Officer
Universal Technical Institute, Inc.
(623) 445-9365

Investor Relations Contact:
Moriah Shilton
LHA Investor Relations
(415) 433-3777
UTI@lhai.com

2